Exhibit 10.5

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Ralph G. Santos

Greenberg Traurig, LLP

2200 Ross Avenue

Suite 5200

Dallas, Texas 75201

[SPACE ABOVE LINE FOR RECORDER’S USE ONLY]

ASSIGNMENT OF RENTS, LEASES AND RECEIVABLES

THIS ASSIGNMENT OF RENTS, LEASES AND RECEIVABLES (this “Assignment”) made as of the                day of September, 2007, by BEHRINGER HARVARD MOCKINGBIRD COMMONS, LLC, a Delaware limited liability company, having its principal place of business at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, as assignor (“Borrower”) to BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (“Administrative Agent”) on behalf of itself and certain other Lenders (herein so called) having an address of 901 Main Street, 21st Floor, Dallas, Texas 75201, as assignee.

INTRODUCTORY PROVISIONS:

The following matters are true and correct, are a part of this Assignment, and form the basis for this Assignment:

A.                                   Borrower owns certain real property in Dallas County, Texas (the “Hotel Tract”) more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, upon which is situated, a hotel and other amenities related thereto (collectively, the “Hotel”).  The Hotel Tract and the Hotel are collectively referred to as the “Property”.

B.                                     Borrower has executed the Note of even date pursuant to the terms of the Loan Agreement.

C.                                     The Note is secured by the Deed of Trust and the Loan Documents.

D.                                    Borrower desires to assign the Leases, Rents and Receivables to the Administrative Agent for the ratable benefit of all Lenders.

ARTICLE I
DEFINITIONS

Section 1.1             Definitions.  Capitalized terms which are not defined in this Assignment shall have the respective meanings set forth in the Deed of Trust.  As used in this Assignment, the following terms shall have the meanings set forth below:

Bankruptcy Code:  The United States Bankruptcy Code, 11 U.S.C. § 101 et seq., as the same may be amended from time to time.

Bankruptcy Claims:  All of Borrower’s claims and rights to the payment of damages and other claims arising from any rejection by a lessee of any Lease under the Bankruptcy Code.

Deed of Trust:  The Deed of Trust, Security Agreement, Fixture Filing and Financing Statement dated of even date herewith given by Borrower for the benefit of Administrative Agent covering Borrower’s leasehold estate in the Property, for the purposes of securing the payments under the Note.

Leases:  Any and all existing or future lease, sublease (to the extent of Borrower’s rights thereunder) or other agreement under the terms of which any person has or acquires any right to occupy or use the Property, or any part thereof, or interest therein, and all extensions, renewals, modifications and replacements of each such lease, sublease, or agreement, whether or not in writing, providing for the use, enjoyment or occupancy of all or any part of Property in which Borrower is the lessor thereunder, together with any extension, renewal or replacement of the same, whether entered into before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code.

Lease Guaranties:  All claims and rights under any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty”, and collectively, the “Lease Guaranties”) given to Borrower by any guarantor in connection with any of the Leases (individually, a “Lease Guarantor”, and collectively, the “Lease Guarantors”).

Lease Rent Notice:  A notice from Administrative Agent to each lessee under the Leases (with a copy to Borrower) that each such lessee under the Leases is directed to pay to Administrative Agent all Rents thereafter accruing, provided, however, no Lease Rent Notice shall be sent to hotel guests.

Loan Agreement:  The Construction Loan Agreement dated of even date herewith, executed by and between Borrower and Administrative Agent and any other Lender now or hereafter made a party thereto.

Loan Documents:  Certain documents (other than this Assignment) now or hereafter executed by Borrower and/or others and by or in favor of Administrative Agent which by their terms wholly or partially secure or guarantee the payments under the Note or are defined as “Loan Documents” in the Deed of Trust.

Note:  Collectively, whether one or more, each Deed of Trust Note issued by Borrower and pursuant to the terms of the Loan Agreement in the aggregate principal amount of up to $42,000,000 (together with all extensions, renewals, modifications, substitutions and amendments thereof), with interest from the date thereof at the rates set forth in the Loan

Agreement, principal and interest to be payable in accordance with the terms and conditions provided in the Loan Agreement.

Operating Expenses:  All costs and expenses related to the ownership, operation, management, repair and leasing of the Property, including, without limitation, ground lease payments, costs and expenses associated with the operation of any parking garage, insurance charges and premiums, Impositions, the costs of prevention of waste, ordinary repairs, maintenance, environmental audits, property management, security, normal fees paid to accountants, reasonable marketing and promotional expenses, reasonable legal expenses, and all costs related to compliance with applicable Governmental Requirements.

Receivables: All of Borrower’s rights and interests in and to all payments for goods or property sold or leased or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper, in connection with the operation of the Property, including, without limiting the generality of the foregoing, (i) all accounts, contract rights, book debts, and notes arising from the operation of the Hotel or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (ii) Borrower’s rights to payment from any consumer credit/charge card organizations or entities which sponsor and administer such cards as, by way of example but not limitation, the American Express Card, the Visa Card and the Mastercard, (iii) Borrower’s rights in, to and under all purchase orders for goods, services or other property, (iv) Borrower’s rights to any goods, services or other property represented by any of the foregoing, (v) monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Borrower), and (vi) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing. Receivables shall include those now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom.

Rents:  All right, title and interest of Borrower in and to all income, rents, room rates, issues, profits, revenues, deposits, accounts and other benefits from the operation of the Hotel, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Property, or personality located thereon, or rendering of services by Borrower or any entity generating such income for the benefit of Borrower, including, without limitation, any operator or manager of the hotel or the commercial space located in the Property or acquired from others including, without limitation, from the rental of any office space, retail space, commercial space, guest room or other space, halls, stores or offices located on the Property, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club and spa membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Property, whether paid or accruing before or after the filing by or against Borrower of any petition for relief under Debtor Relief Laws.

“Revenues”:  Rents and Receivables.

Additional Definitions.  As used herein, the following terms shall have the following meanings:

(a)           “Hereof”, “hereby”, “hereto”, “hereunder”, “herewith”, and similar terms mean of, by, to, under and with respect to, this “Assignment or to the other documents or matters being referenced.

(b)           “Heretofore” means before, “hereafter” means after, and “herewith” means concurrently with, the date of this “Assignment.

(c)           All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require.

(d)           All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

Any capitalized term utilized herein has the meaning as specified in the Deed of Trust given by Borrower, unless such term is otherwise specifically defined herein.

ARTICLE II
ASSIGNMENT

Section 2.1             Property Assigned.  As additional security for the Secured Indebtedness, Borrower does absolutely and unconditionally assign Borrower’s entire right, title and interest in and to the following property, rights, interests and estates, whether now owned, or hereafter acquired (the “Assignment Property”):

(a)           Revenues. Any and all Revenues;

(b)           Bankruptcy Claims.  Any and all Bankruptcy Claims;

(c)           Lease Guaranties. Any and all Lease Guaranties;

(d)           Proceeds.  All proceeds from any sale or other disposition of the Leases, the Revenues, the Lease Guaranties and the Bankruptcy Claims;

(e)           Other Rights of Borrower.  All rights, powers, privileges, options and other benefits of Borrower (i) to make claim for, receive, collect and apply all Revenues payable or receivable in connection with the operation of the Hotel (and to apply the same to the payment of the Secured Indebtedness or the other Obligations), and (ii) as lessor under the Leases and under the Lease Guaranties, including without limitation the immediate and continuing right to make claim for, receive, collect and apply all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Secured Indebtedness or the other Obligations).

(f)            Entry and Possession.  The right, at Administrative Agent’s option upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Revenues and enforce the Leases and Contracts.

(g)           Power of Attorney.  Borrower’s irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Section 5.1 of this Assignment and any or all other actions reasonably designated by Administrative Agent for the proper management and preservation of the Property.  Administrative Agent agrees it will not exercise such Power of Attorney until after the occurrence of an Event of Default.

(h)           Other Rights and Agreements.  Any and all other rights of Borrower in and to the items set forth in subsections (a) through (g) above, and all amendments, modifications, replacements, renewals, extensions, supplements, restatements and substitutions thereof.

ARTICLE III
CONSIDERATION

Section 3.1             Consideration.  This Assignment is made in consideration of that certain loan made by Administrative Agent to Borrower evidenced by the Note, Loan Agreement and secured by the Deed of Trust and the Loan Documents.

ARTICLE IV
TERMS OF ASSIGNMENT

Section 4.1             Present  Assignment. For Ten Dollars ($10.00) and other good and valuable consideration, including the Secured Indebtedness evidenced by the Note, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower has absolutely GRANTED, BARGAINED, SOLD, CONVEYED, TRANSFERRED, ASSIGNED AND SET OVER and by these presents does absolutely and unconditionally GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND SET OVER, the Assignment Property unto Administrative Agent on behalf of itself and the Lenders, in order to provide a source of future payment of the Secured Indebtedness and the Obligations, subject only to the Permitted Exceptions applicable thereto and the License (herein defined), it being the intention of Borrower and Administrative Agent that this conveyance be presently effective; TO HAVE AND TO HOLD the Assignment Property unto Administrative Agent on behalf of itself and the Lenders, forever, and Borrower does hereby bind itself, its successors, and assigns to warrant and forever defend the title to the Assignment Property unto Administrative Agent against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Borrower shall pay or cause to be paid the Secured Indebtedness as and when same shall become due and payable and shall perform and discharge or cause to be performed and discharged the Obligations on or before the date same are to be performed and discharged, then this Assignment shall terminate and be of no further force and effect, and all rights, titles, and interests conveyed pursuant to this Assignment shall become vested in Borrower without the necessity of any further act or requirement by Borrower or Administrative Agent.

Section 4.2             Limited License.   Administrative Agent hereby grants to Borrower a limited license (the “License”) subject to termination of the License and the other terms and provisions hereof, to (i) exercise and enjoy all incidences of the status of a lessor with respect to the Rents, including without limitation, the right to collect, demand, sue for, attach, levy, recover, and receive the Rents, and to give proper receipts, releases, and acquittances therefore, and (ii) collect, demand, sue for, attach, levy, recover, and receive the Receivables, and to give proper receipts, releases, and acquittances therefore.  Borrower hereby agrees to collect and retain all Revenues and apply the Revenues collected by Borrower first to the payment of the Secured Indebtedness (to the extent then due and payable) next to payment of Operating Expenses and next to the performance and discharge of the Obligations (to the extent then due).  Thereafter, Borrower may use the balance of the Revenues collected in any manner not inconsistent with the Loan Documents.  Neither this Assignment nor the receipt of Revenues by Administrative Agent shall effect a pro tanto payment of the debt evidenced by, or arising under the Secured Indebtedness, and such Revenues shall be applied as provided in this Section 4.2.  Furthermore, and notwithstanding the provisions of this Section 4.2, no credit shall be given by Administrative Agent for any Revenues until the money collected is actually received by Administrative Agent at its principal office in Dallas, Texas, or at such other place as Administrative Agent shall designate in writing, and no such credit shall be given for any Revenues after termination of the License, after foreclosure or other transfer of the Property (or part thereof from which Revenues are derived pursuant to the Deed of Trust) to Administrative Agent or any other third party, except to the extent Administrative Agent actually applies such Revenues to the Secured Indebtedness.

Section 4.3             Notice to Lessees. During the continuation of a Default, Administrative Agent may deliver Lease Rent Notices to any or all lessees of all or any portion of the Property.  Upon receipt from Administrative Agent of a Lease Rent Notice, each lessee under the Leases is hereby authorized and directed to pay directly to Administrative Agent all Rents thereafter accruing and the receipt of Rents by Administrative Agent shall be a release of such lessee to the extent of all amounts so paid.  The receipt by a lessee under the Leases of a Lease Rent Notice shall be sufficient authorization for such lessee to make all future payments of Rents directly to Administrative Agent and each such lessee shall be entitled to rely on such Lease Rent Notice and shall have no liability to Borrower for any Rents paid to Administrative Agent after receipt of such Lease Rent Notice.  Rents so received by Administrative Agent for any period prior to foreclosure under the Deed of Trust or acceptance of a deed in lieu of such foreclosure shall be applied by Administrative Agent to the payment of the following (in such order and priority as Administrative Agent shall determine): (a) all Operating Expenses; and all expenses incident to taking and retaining possession of the Property and/or collecting Rent as it becomes due and payable; and (b) the Secured Indebtedness and/or to the operation and management of the Property, including the payment of management, brokerage and attorney’s fees and expenses.  In no event will the provisions of this Section 4.3  reduce the Secured Indebtedness except to the extent, if any, that Rents are actually received by Administrative Agent and applied upon or after said receipt to such Secured Indebtedness in accordance with the preceding sentence.  Without impairing its rights hereunder, Administrative Agent may, at its option, at any time and from time to time, release to Borrower, Rents so received by Administrative Agent or any part thereof.  As between Borrower and Administrative Agent, and any person claiming through or under Borrower, other than any lessee under the Leases who has not received a Lease Rent Notice, this Assignment is intended to be absolute, unconditional and presently effective (and not an assignment for additional security), and the Lease Rent Notice hereof is intended solely for the benefit of each such lessee and shall never inure to the benefit of Borrower or any person claiming through or under Borrower, other than a lessee who has not received such notice.  It shall never be necessary for Administrative Agent to institute legal proceedings of any kind whatsoever to enforce the provisions of the Deed of Trust with respect to Rents or Receivables.  BORROWER SHALL HAVE NO RIGHT OR CLAIM AGAINST ANY LESSEE FOR THE PAYMENT OF ANY RENTS TO ADMINISTRATIVE AGENT HEREUNDER, AND BORROWER HEREBY INDEMNIFIES AND AGREES TO HOLD FREE AND HARMLESS EACH LESSEE FROM AND AGAINST ALL LIABILITY, LOSS, COST, DAMAGE OR EXPENSE SUFFERED OR INCURRED BY SUCH LESSEE BY REASON OF SUCH LESSEE’S COMPLIANCE WITH ANY DEMAND FOR PAYMENT OF RENTS MADE BY ADMINISTRATIVE AGENT CONTEMPLATED BY THIS DEED OF TRUST.

Section 4.4             Termination of Assignment.  Upon payment in full of the Secured Indebtedness and the delivery and recording of a reconveyance, release, satisfaction or discharge of the Deed of Trust duly executed by Administrative Agent, this Assignment shall become null and void and shall be of no further force and effect.

ARTICLE V
REMEDIES

Section 5.1             REMEDIES OF ADMINISTRATIVE AGENT.

(a)           Subject to the terms of the Collateral Assignment and the Hotel Operating Agreement, upon or at any time after the occurrence and during the continuation of an Event of Default, Borrower hereby agrees that Administrative Agent shall have the right (in its sole discretion), to terminate the limited license granted to Borrower in Section 4.2 hereof, and thereafter direct the lessees under the Leases pursuant to a Lease Rent Notice to pay directly to Administrative Agent the Rents due and to become due under the Leases and attorn in respect of all other obligations thereunder directly to Administrative Agent, or Trustee on Administrative Agent’s behalf, without any obligation on the part of Trustee or such lessee to determine whether an Event of Default does in fact exist or has in fact occurred.  The Lease Rent Notice shall to the fullest extent permitted by applicable law be sufficient action by Administrative Agent to entitle Administrative Agent to immediate and direct payment of the Rents (including delivery to Administrative Agent of Rents collected for the period in which the Lease Rent Notice is given and for any subsequent period), for application as provided in this Assignment.  All Revenues collected by Administrative Agent, or Trustee acting on Administrative Agent’s behalf, shall be applied as provided for in Section 4.3 hereof or the Deed of Trust given by Borrower; provided, however, that if the costs, expenses, and attorneys’ fees shall exceed the amount of Revenues collected, the excess shall be added to the Secured Indebtedness, shall bear interest at the Default Rate, and shall be immediately due and payable.  The entering upon and taking possession of the Property, the collection of Revenues, and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice, except to the extent any such default is fully cured.  Failure or discontinuance by Administrative Agent, or Trustee on Administrative Agent’s behalf, at any time or from time to time, to collect said Revenues shall not in any manner impair the subsequent enforcement by Administrative Agent, or Trustee on Administrative Agent’s behalf, of the right, power and authority herein conferred upon Administrative Agent.  Nothing contained herein, nor the exercise of any right, power, or authority herein granted to Administrative Agent, or Trustee on Administrative Agent’s behalf, shall be, or shall be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien or charge of the Deed of Trust, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Leases or Revenues, with respect to the Property or any collateral given by Borrower to Administrative Agent.

(b)           In addition, upon the occurrence and during the continuation of an Event of Default, Administrative Agent, at its option, may (i) complete any construction on the Property in such manner and form as Administrative Agent deems advisable; (ii) exercise all rights and powers of Borrower, including, without limitation, the right to enter into, negotiate, execute, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Revenues from the Property and all sums payable under the Assigned Property; (iii) either require Borrower to pay monthly in advance to Administrative Agent, or to any receiver appointed to collect the Revenues, the fair and reasonable value for the use and occupancy of such part of the Property as may be in possession of Borrower, or require Borrower to vacate and surrender possession of the Property to Administrative Agent or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.

Section 5.2             Other Remedies.  Nothing contained in this Assignment and no act done or omitted by Administrative Agent pursuant to the power and rights granted to Administrative Agent hereunder shall be deemed to be a waiver by Administrative Agent of its rights and remedies under the Note, the Deed of Trust, or the Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Administrative Agent under the terms thereof.  The right of Administrative Agent to collect the Secured Indebtedness and to enforce any other security therefor held by it may be exercised by Administrative Agent either prior to, simultaneously with, or subsequent to any action taken by it hereunder.  Borrower hereby absolutely, unconditionally and irrevocably waives any and all rights to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to the obligations of Borrower under this Assignment, the Note, the Deed of Trust, the Loan Documents or otherwise with respect to the loan secured hereby in any action or proceeding brought by Administrative Agent to collect same, or any portion thereof, or to enforce and realize upon the lien and security interest created by this Assignment, the Note, the Deed of Trust, or any of the Loan Documents (provided, however, that the foregoing shall not be deemed a waiver of Borrower’s right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of

Borrower’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Administrative Agent in any separate action or proceeding).

Section 5.3             Other Security.  Administrative Agent may take or release other security for the payment of the Secured Indebtedness, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Secured Indebtedness without prejudice to any of its rights under this Assignment.

Section 5.4             Non-Waiver.  The exercise by Administrative Agent of the right granted it in Section 5.1 of this Assignment and the collection of the Revenues and other sums payable in relation to the Assignment Property and the application thereof as herein provided shall not be considered a waiver of any default by Borrower under the Note, the Deed of Trust, the Leases, this Assignment or the Loan Documents.  The failure of Administrative Agent to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment.  Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (a) the failure of Administrative Agent to comply with any request of Borrower or any other party to take any action to enforce any of the provisions hereof or of either or both of the Deed of Trust, the Note or the Loan Documents, (b) the release regardless of consideration, of the whole or any part of the Property, or (c) any agreement or stipulation by Administrative Agent extending the time of payment or otherwise modifying or supplementing the terms of this Assignment, the Note, the Deed of Trust or the Loan Documents.  Administrative Agent may resort for the payment of the Secured Indebtedness to any other security held by Administrative Agent in such order and manner as Administrative Agent, in its discretion, may elect.  Administrative Agent may take any action to recover the Secured Indebtedness, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Administrative Agent thereafter to enforce its rights under this Assignment.  The rights of Administrative Agent under this Assignment shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Administrative Agent shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

ARTICLE VI
FURTHER ASSURANCES/NO LIABILITY

Section 6.1             Further Assurances.  Borrower will, at the cost of Borrower, and without expense to Administrative Agent, do, execute, acknowledge and deliver all and every such further acts, conveyances, assignments, notices of assignments, transfers and assurances as Administrative Agent shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Administrative Agent the property and rights hereby assigned or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Administrative Agent, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver and hereby authorizes Administrative Agent to execute in the name of Borrower to the extent Administrative Agent may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien and security interest hereof in and upon the Leases.

Section 6.2             No Liability of Administrative Agent or Lenders.  This Assignment shall not be construed to bind Administrative Agent or any Lender to the performance of any of the covenants, conditions or provisions contained in any Lease or Lease Guaranty or otherwise impose any obligation upon Administrative Agent.  Neither Administrative Agent nor any Lender shall not be liable for any loss sustained by Borrower resulting from Administrative Agent’s failure to let the Property after an Event of Default or from any other act or omission of Administrative Agent in managing the Property after an Event of Default unless such loss is caused by the willful misconduct and bad faith of Administrative Agent.  Administrative Agent shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or any Lease Guaranties or under or by reason of this Assignment and BORROWER SHALL, AND HEREBY AGREES, TO INDEMNIFY ADMINISTRATIVE AGENT FOR, AND TO HOLD ADMINISTRATIVE AGENT HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED UNDER THE ASSIGNMENT PROPERTY OR UNDER OR BY REASON OF THIS ASSIGNMENT AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER, INCLUDING THE DEFENSE OF ANY SUCH CLAIMS OR DEMANDS WHICH MAY BE ASSERTED AGAINST ADMINISTRATIVE AGENT BY REASON OF ANY ALLEGED OBLIGATIONS AND UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS OR AGREEMENTS CONTAINED IN THE LEASES OR ANY LEASE GUARANTIES, EXCEPT FOR ADMINISTRATIVE AGENT’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR ANY LIABILITY THAT IS ATTRIBUTABLE TO ANY EVENT THAT FIRST OCCURS AFTER FORECLOSURE OR TRANSFER OF THE PROPERTY BY DEED IN LIEU THEREOF.  Should Administrative Agent incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be secured by this Assignment and by the Deed of Trust and the Loan Documents and Borrower shall reimburse Administrative Agent therefor immediately upon written demand and upon the failure of Borrower so to do Administrative Agent may, at its option, declare all sums secured by this Assignment and by the Deed of Trust and the Loan Documents immediately due and payable.  This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Administrative Agent, nor for the carrying out of any of the terms and conditions of the Leases or any Lease Guaranties; nor shall it operate to make Administrative Agent responsible or liable for any waste committed on the Property by the tenants, occupants or any other parties, or for any dangerous or defective condition of the Property, including without limitation the presence of any Hazardous Substances (as defined in the Environmental Indemnity Agreement), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger, except for Administrative Agent’s willful misconduct or gross negligence or any liability that is attributable to any event that first occurs after foreclosure or transfer of the Property by deed in lieu foreclosure.

Section 6.3             No Mortgagee in Possession.  Nothing herein contained shall be construed as constituting Administrative Agent a “mortgagee in possession” in the absence of the taking of actual possession of the Property by Administrative Agent.  In the exercise of the powers herein granted Administrative Agent, no liability, except for Administrative Agent’s willful misconduct or gross negligence or any liability arising out of acts or omissions of Administrative Agent after foreclosure or transfer of the Property by deed in lieu thereof, shall be asserted or enforced against Administrative Agent, all such liability being expressly waived and released by Borrower.

ARTICLE VII
APPLICABLE LAW

Section 7.1             Applicable Law.  THIS ASSIGNMENT, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND PURSUANT TO THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

Section 7.2             Provisions Subject to Applicable Law.  All rights, powers and remedies provided in this Assignment may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Assignment invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable laws.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1             Conflict of Terms.  In case of any conflict between the terms of this Assignment and the terms of the Deed of Trust, the terms of the Deed of Trust shall prevail.

Section 8.2             Authority.  Borrower represents and warrants that it has full power and authority to execute and deliver this Assignment and the execution and delivery of this Assignment has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Borrower or the Property.

Section 8.3             Duplicate Originals; Counterparts.  This Assignment may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.  This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single assignment.  The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 8.4             Notices.  All notices required or permitted hereunder shall be given as provided in the Deed of Trust.

Section 8.5             Forum; Waiver of Jury Trial.  All Secured Indebtedness which may be owing hereunder at any time by Grantor shall be payable at the place designated in the Loan Agreement (or if no such designation is made, at the address of Administrative Agent indicated at the end of this Assignment).  Grantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any State court, or any United States federal court, sitting in Dallas, Texas, and to the non-exclusive jurisdiction of any State court or any United States federal court sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this

Assignment or the Secured Indebtedness.  Grantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Grantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Grantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any State court in which the Property is located, or any United States federal court, sitting in the State in which the Secured Indebtedness is payable may be made by certified or registered mail, return receipt requested, directed to Grantor at its address stated at the end of this Assignment, or at a subsequent address of Grantor of which Administrative Agent received actual notice from Grantor in accordance with this Assignment, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by law or limit the right of Administrative Agent to bring proceedings against Grantor in any other court or jurisdiction.  TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR ANY OTHER LOAN DOCUMENT.

Section 8.6             Liability.  This Assignment shall be binding upon and inure to the benefit of Borrower and Administrative Agent and their respective successors and assigns forever.

Section 8.7             Headings, Etc.  The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 8.8             Discretion of Administrative Agent.  Wherever pursuant to this Assignment (a) Administrative Agent exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Administrative Agent, or (c) any other decision or determination is to be made by Administrative Agent, the decision of Administrative Agent to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Administrative Agent, shall be in Administrative Agent’s sole discretion, using good faith business judgment, except as may be otherwise expressly and specifically provided herein.

Section 8.9             Costs and Expenses of Borrower.  Wherever pursuant to this Assignment it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Administrative Agent, whether with respect to retained firms, the reimbursement of the expenses for in-house staff or otherwise.

Section 8.10           Entire Agreement; Amendment.  THIS ASSIGNMENT, THE DEED OF TRUST AND THE LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL

AGREEMENTS AMONG THE PARTIES HERETO.  THE PROVISIONS HEREOF AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY BORROWER AND ADMINISTRATIVE AGENT.

This Assignment, together with the covenants and warranties therein contained, shall inure to the benefit of Administrative Agent and any subsequent holder of the Deed of Trust and shall be binding upon Borrower, its heirs, executors, administrators, successors and assigns and any subsequent owner of the Property.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Borrower has executed this instrument as of the day and year first above written.

OWNER:

BEHRINGER HARVARD MOCKINGBIRD
COMMONS, LLC, a Delaware limited liability company

By:	BEHRINGER HARVARD MOCKINGBIRD
COMMONS GP, LLC,
a Texas limited liability company,
its Manager

By:
Gerald J. Reihsen, III
Executive Vice President – Corporate
Development & Legal and Secretary

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on the day of        September, 2007, by Gerald J. Reihsen, III, Executive Vice President-Corporate Development & Legal and Secretary of Behringer Harvard Mockingbird Commons GP, LLC, a Texas limited liability company, on behalf of said limited liability company, in its capacity as the General Partner of Behringer Harvard Mockingbird Commons, LLC, a Delaware limited liability company, on behalf of said limited liability company.

[S E A L]

Notary Public, State of Texas
My Commission Expires:
Printed Name of Notary Public

Signature Page

EXHIBIT A

Legal Description of Land

BEING:

(i)  certain condominium units of M CENTRAL MASTER CONDOMINIUM, as described in that certain MASTER CONDOMINIUM DECLARATION FOR M CENTRAL MASTER CONDOMINIUM, filed September 16, 2005, recorded in Volume 2005182, Page 00111, Condominium Records of Dallas County, Texas (the “Master Condominium Declaration”), and being the following Units: the Hotel Unit, the Retail Unit, the Hotel Room Units and certain Sub-Units described in (ii) below, and which are more particularly described in the Map (as defined in the Master Condominium Declaration), together with all General Common Elements and Limited Common Elements (as defined in the Master Condominium Declaration) appurtenant thereto and all other rights, title and interest appurtenant thereto under the Master Condominium Declaration, together with

(ii)  certain condominium units of M CENTRAL RESIDENCES, A CONDOMINIUM, as described in that certain RESIDENTIAL CONDOMINIUM DECLARATION FOR M CENTRAL RESIDENCES, A CONDOMINIUM (the “Residential Condominium Declaration”), filed September 16, 2005, recorded in Volume 2005182, Page 00204, Condominium Records of Dallas County, Texas, which is a Sub-Unit Declaration and creates a Sub-Unit Condominium, and being the following Residences designated in Exhibit C to the Residential Condominium Declaration: Loft 201, Loft 205, Loft 304 and the Penthouse in Hotel Tower, and which are more particularly described in the Residential Map (as defined in the Residential Condominium Declaration), together with all Residential Common Elements (as defined in the Residential Condominium Declaration) appurtenant thereto and all other rights, title and interest appurtenant thereto under the Residential Condominium Declaration.

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